Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Current Report on Form 8-K/A and the Registration Statements on Form S-8 (File Nos. 33-41752, 33-43045, 33-50654, 33-58892, 33-96320, 333-41393, 333-41401, 333-41403, 333-80571, 333-80559, 333-98035 and 333-101239) of Progress Software Inc. of our reports dated March 29, 2002 relating to the financial statements and financial statement schedule of eXcelon Corporation, which appear in the Annual Report on Form 10-K/A of eXcelon Corporation for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 14, 2003